As filed with the Securities and Exchange Commission on December 4, 2023

Registration No. 333-257263

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIQ SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Ontario Canada	Not applicable
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

5915 Airport Road

Suite 700

Mississauga, Ontario L4V 1T1

(Address, including zip code, of registrant’s principal executive offices)

VIQ SOLUTIONS INC. OMNIBUS EQUITY INCENTIVE PLAN

VIQ SOLUTIONS INC. DEFERRED SHARE UNIT PLAN

VIQ SOLUTIONS INC. STOCK OPTION PLAN

(Full title of the plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Telephone: (202) 572-3133

(Name and address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the "Post-Effective Amendment") relates to the Registration Statement on Form S-8 (Registration No. 333-257263), filed by VIQ Solutions Inc. (the "Registrant") on June 22, 2021 (the "Registration Statement") registering (i) a total of 3,224,110 of the Registrant’s Common Shares, no par value, pursuant to the VIQ Solutions Inc. Omnibus Equity Incentive Plan, the VIQ Solutions Inc. Deferred Share Unit Plan and the VIQ Solutions Inc. Stock Option Plan and the outstanding awards thereunder, and (ii) the reoffer and resale of up to 726,857 of the Registrant’s Common Shares, no par value, underlying vested restricted stock units held by the Selling Shareholders named therein that were issued prior to the filing of the Registration Statement.

The Registrant intends to file a Form 15 to terminate the registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of its Common Shares, no par value, and suspend its duty to file reports under Section 15(d) of the Exchange Act. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is removing from registration by means of this Post-Effective Amendment all securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment, and is terminating the effectiveness of the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

Any capitalized terms used herein but not otherwise defined shall have the meaning as set forth in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada, on December 4, 2023.

VIQ SOLUTIONS INC.

By:	/s/ Sebastien Paré
Name:	Sebastien Paré
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated, on December 4, 2023.

	/s/ Sebastien Paré Sebastien Paré	Chief Executive Officer and Director (Principal Executive Officer)

	/s/ Alexie Edwards Alexie Edwards	Chief Financial Officer (Principal Financial Officer)

	/s/ * Shing Pan	Director

	/s/ * Joseph Quarin	Director

	/s/ * Susan Sumner	Director

	/s/ * Larry Taylor	Director

	/s/ * Bradley Wells	Director

* By	/s/ Sebastien Paré
Name: Sebastien Paré
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this post-effective amendment to registration statement, in the capacity of the duly authorized representative of the Registrant in the United States, on December 4, 2023.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director